Form 8-K - CURRENT REPORT

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                        Under Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 20, 2002

                                   SHELTER PROPERTIES VI
                   (Exact name of registrant as specified in its charter)


            South Carolina            0-13261                 57-0755618
      (State or other jurisdiction  (Commission            (I.R.S. Employer
            incorporation)          File Number)        Identification Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                         (Registrant's telephone number)
                                 (864) 239-1000

Item 2.     Acquisition or Disposition of Assets.

On December 20, 2002, the Registrant sold one of its investment properties, Nottingham Square Apartments, located in Des Moines, Iowa. The Registrant sold Nottingham Square Apartments to Nottingham Square Apartments, LP, an unrelated party, for $20,000,000. BH Equities, LLC, an Iowa limited liability company, also an unrelated party, assigned the purchase agreement to Nottingham Square Apartments, LP. The sale price was determined based on the fair market value of the investment property.

In accordance with the Amended and Restated Certificate and Agreement of Limited Partnership of the Registrant, the Registrant's general partner is evaluating the cash requirements of the Registrant to determine whether any portion of the net proceeds will be distributed to the Registrant's partners.

Item 7.     Financial Statements and Exhibits

(b) Pro forma financial information.

The required pro forma financial information for the Registrant is not included in this report. This information will be submitted no later than March 5, 2003.

10(iv) Contracts related to disposition of property

      (c) Purchase and Sale Contract between Registrant and BH Equities, LLC, an Iowa limited liability company, dated October 8, 2002.

      (d) First Amendment to Purchase and Sale Contract between Registrant and BH Equities, LLC, an Iowa limited liability company dated November 7, 2002.

      (e) Second Amendment to Purchase and Sale Contract between Registrant and BH Equities, LLC, an Iowa limited liability company dated November 15, 2002.

      (f) Assignment of Purchase Agreement between BH Equities, LLC, an Iowa limited liability company, and Nottingham Square Apartments, LP, an Iowa limited partnership dated November 25, 2002.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              SHELTER PROPERTIES VI


                                    By:   Shelter Realty VI Corporation
                                          Corporate General Partner


                                    By:   /s/Patrick J. Foye
                                          Patrick J. Foye
                                          Executive Vice President


                                    Date: January 6, 2003

                                                               EXHIBIT 10(iv)(c)



                           PURCHASE AND SALE CONTRACT

                                     BETWEEN



                  SHELTER PROPERTIES VI LIMITED PARTNERSHIP,

                      a South Carolina limited partnership






                                    AS SELLER





                                       AND

                              BH EQUITIES, L.L.C.,

                        an Iowa limited liability company





                                  AS PURCHASER

                           PURCHASE AND SALE CONTRACT

      THIS PURCHASE AND SALE CONTRACT ("Purchase Contract" or the "Agreement") is entered into as of the 8th day of October, 2002 (the "Effective Date") by and between SHELTER PROPERTIES VI LIMITED PARTNERSHIP, a South Carolina limited partnership, having a principal address at 2000 South Colorado Blvd., Tower Two, Suite 2-1000, Denver, Colorado 80222 ("Seller") and BH EQUITIES, L.L.C., an Iowa limited liability company, having a principal address at 400 Locust Street, Suite 690, Des Moines, Iowa 50309 ("Purchaser").

      NOW, THEREFORE, WITNESSETH: That for and in consideration of mutual covenants and agreements hereinafter set forth, Seller and Purchaser hereby agree as follows:

                                    RECITALS

R-1. Seller holds fee title to the parcel or parcels of real estate located in Polk County, Iowa, as more particularly described in Exhibit A attached hereto and made a part hereof. Improvements have been constructed on the land described in this Recital.

R-2. Purchaser desires to purchase and Seller has agreed to sell such land, improvements and certain associated property, defined below as the "Property" on the terms and conditions set forth below (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the "Closing Date" (as hereinafter defined) the Property will be conveyed by special warranty deed to Purchaser.

R-3. Purchaser has agreed to pay to Seller the Purchase Price for the Property, and Seller has agreed to sell the Property to Purchaser, on the terms and conditions set forth below.


R-4. Purchaser intends to make investigations regarding the Property, and Purchaser's intended uses of the Property, as Purchaser deems necessary and desirable.

                                    ARTICLE 1

                                  DEFINED TERMS

      1.1 Unless otherwise defined elsewhere herein, terms with initial capital letters in this Purchase Contract shall have the meanings set forth in this
ARTICLE 1 below.

            1.1.1 "Business Day" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State of Texas or the State of Iowa.

            1.1.2 "Closing" means the consummation of the purchase and sale and related transactions contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.

            1.1.3 "Closing Date" means the date on which date the Closing of the conveyance of the Property is required to be held under the terms and conditions of this Purchase Contract and on which date full payment of the Purchase Price for the Property shall have been paid to and received by Seller in immediately available U.S. funds.

            1.1.4 "Deed" has the meaning given such term in Section 7.2.1.1.

            1.1.5 "Excluded Permits" means those Permits which, under applicable law, are nontransferable and such other Permits as may be designated as Excluded Permits on Exhibit B, if any, attached hereto.

            1.1.6 "Fixtures and Tangible Personal Property" means all fixtures, furniture, furnishings, fittings, equipment, machinery, computers (to the extent located on the Property and owned by Seller), fax machines (to the extent located on the Property and owned by Seller), copiers (to the extent located on the Property and owned by Seller), apparatus, appliances and other articles of tangible personal property now located on the Land or in the Improvements as of the date of this Purchase Contract and used or usable in connection with any present or future occupation or operation of all or any part of the Property, but only to the extent transferable. The term "Fixtures and Tangible Personal Property" does not include (i) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased, by Seller, or (ii) property owned or leased by Tenants and guests, employees or other persons furnishing goods or services to the Property, or
(iii) property and equipment owned by Seller, which in the ordinary course of the business of the Property is not used exclusively for the business, operation or management of the Property or (iv) the property and equipment, if any, expressly identified in Exhibit C.

            1.1.7 "Improvements" means all buildings and improvements, located on the Land, taken "as is".

            1.1.8 "Land" means all of those certain tracts of land described on Exhibit A attached hereto, and all rights, privileges and appurtenances pertaining thereto.

            1.1.9 "Lease(s)" means the interest of Seller in and to all leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Effective Date for the Property or thereafter entered into as permitted in Section 6.5.

            1.1.10 "Management Contract" means the agreement(s) between Seller and Manager pertaining to the Land and Improvements.

            1.1.11 "Manager" means AIMCO Properties, L.P., or one of its affiliates.

            1.1.12 "Miscellaneous Property Assets" means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, but only to the extent transferable, excluding, however, (i) receivables, (ii) Property Contracts, (iii) Leases, (iv) Permits, (v) Fixtures and Tangible Personal Property, (vi) Security Deposits, (vii) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (viii) refunds, rebates or other claims, or any interest therein, for periods or events occurring prior to the Closing Date, (ix) utility and similar deposits, (x) insurance or other prepaid items, (xi) Seller's proprietary books and records, and (xii) the Management Contract, except to the extent that Seller receives a credit on the closing statement for any such item. The term "Miscellaneous Property Assets" shall also include the following, but only to the extent owned by Seller and in Seller's possession: site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, tenant data sheets, landscape plans and other plans or studies of any kind, if any, which relate to the Land and or the Improvements or the Fixtures and Tangible Personal Property. The term "Miscellaneous Property Assets" shall also include all of Seller's rights, if any, in and to the name "NOTTINGHAM SQUARE APARTMENTS".

            1.1.13 "Mortgage" shall have the meaning given such term in Section 6.5.

            1.1.14 "Mortgagee" means the current holder of record of the Mortgage.

            1.1.15 "Permits" means all licenses and permits granted by governmental authorities having jurisdiction over the Property in respect of the matter to which the applicable license or permit applies and owned by Seller and used in or relating to the ownership, occupancy or operation of the Property or any part thereof not subject to a Lease.

            1.1.16 "Permitted Exceptions" means those exceptions or conditions permitted to encumber the title to the Property in accordance with the provisions of Section 6.2.

            1.1.17 "Property" means the Land and Improvements and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Property; together with all Fixtures and Tangible Personal Property, Property Contracts, Leases, Security Deposits, Permits other than Excluded Permits, and the Miscellaneous Property Assets.

            1.1.18 "Property Contracts" means all purchase orders, maintenance, service, or utility contracts and similar contracts which relate to the ownership, maintenance, construction or repair and/or operation of the Property and which are not cancelable on 90 days' or shorter Notice, except Leases.

            1.1.19 "Purchase Contract" means this Purchase and Sale Contract by and between Seller and Purchaser.

            1.1.20 "Purchase Price" means the total consideration to be paid by Purchaser to Seller for the purchase of the Property as set forth in Section 3.1.

            1.1.21 "Security Deposits" means all (i) prepaid rent held as security, (ii) security deposits, and (iii) pet deposits, if any, held by Seller under any of the Leases.

            1.1.22 "Seller's Note Obligation" shall mean the promissory note or notes more particularly described on Schedule 1.1.22.

            1.1.23 "Survey" shall have the meaning ascribed thereto in Section 6.1.

            1.1.24 "Tenant" means any person or entity entitled to occupy any portion of the Property under a Lease.

            1.1.25 "Title Commitment" or "Title Commitments" shall have the meaning ascribed thereto in Section 3.1.1.

            1.1.26 "Title Insurer" shall have the meaning set forth in Section 6.1.

                                    ARTICLE 2

                          PURCHASE AND SALE OF PROPERTY

      2.1 Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.

                                    ARTICLE 3

                            PURCHASE PRICE & DEPOSIT

      3.1 The total purchase price ("Purchase Price") for the Property shall be Twenty Million and No/100 Dollars ($20,000,000.00), which shall be paid by Purchaser, as follows:

            3.1.1 On the date hereof, Purchaser shall deliver to Stewart Title Guaranty Company ("Escrow Agent" or the "Title Insurer") a deposit in the sum of Two Hundred Thousand and No/100 Dollars ($200,000.00), in cash (such sum being hereinafter referred to and held as the "Initial Deposit") by federal wire transfer in immediately available funds. On or before the last day of the "Feasibility Period" (as hereinafter defined) (and provided that this Agreement has not been terminated by Purchaser), Purchaser shall deposit into escrow with the Escrow Agent the additional sum of One Hundred Thousand and No/100 Dollars ($100,000.00) (the "Additional Deposit"). As used herein, the term "Deposit" shall mean, collectively, the Initial Deposit and the Additional Deposit. Purchaser and Seller each approve the form of Escrow Agreement attached as Exhibit D. Seller and Purchaser agree that the amount of One Hundred and No/100 Dollars ($100.00) shall be paid by Purchaser to Seller concurrently with the deposit into escrow of the Deposit, as consideration for Seller's execution and delivery of this Purchase Contract (the "Independent Contract Consideration"). The Independent Contract Consideration is independent of any other consideration or payment provided for in this Purchase Contract and, notwithstanding anything to the contrary herein, is non-refundable in all events.

            3.1.2 The Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms hereof. Escrow Agent shall invest the Deposit in an interest-bearing bank account acceptable to Seller and Purchaser at one or more federally insured national banking association(s) or such other investment as jointly directed by Seller and Purchaser should Seller and Purchaser each in their respective sole discretion determine to issue such joint investment instructions to the Escrow Agent, and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below.

            3.1.3 If the sale of the Property is closed by the date fixed therefor (or any extension date provided for herein or by the mutual written consent of the parties hereto, given or withheld in their respective sole discretion), monies held as the Deposit shall be applied to the Purchase Price on the Closing Date and the balance of the Purchase Price, less adjustments provided for herein, shall be paid by wire transfer to the Escrow Agent not later than 11:00 a.m., Central Standard time, of the date of Closing (in immediately available funds) which shall be disbursed by the Escrow Agent to Seller in accordance with closing statements prepared by the Escrow Agent and approved by Seller and Purchaser. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to the termination of this Purchase Contract by Purchaser pursuant to ARTICLE 5, ARTICLE 6, ARTICLE 13 or ARTICLE 15, or owing to the failure of any conditions precedent set forth in
Section 9.1, the Deposit shall be returned and refunded to Purchaser. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to the default of Seller or Purchaser, the Deposit shall be delivered to the appropriate party in accordance with the provisions of
ARTICLE 12 hereof.

            3.1.4 If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, the Deposit shall be forfeited by Purchaser and the sum thereof shall go to Seller forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in ARTICLE 12 below.

                                    ARTICLE 4

                                    FINANCING

      4.1 Purchaser assumes full responsibility to expeditiously and diligently initiate and pursue all steps necessary to obtain the funds required for settlement, and Purchaser's acquisition of such funds shall not be a contingency to the Closing. All costs and expenses incurred in connection with any financing of the acquisition of the Property by Purchaser pursuant to this Purchase Contract shall be solely the responsibility of Purchaser. It is specifically agreed that Seller shall not be obligated to prepay the Seller's Note Obligations until the Closing Date and then only from the proceeds of the Purchase Price.

                                    ARTICLE 5

                               FEASIBILITY PERIOD

      5.1 Subject to the terms of Section 5.3 below, for thirty (30) calendar days following the Effective Date (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, prospective lenders or underwriters and employees ("Consultants") shall have the right from time to time to enter onto the Property:

            5.1.1 To conduct and make any and all customary studies, tests, examinations and inspections, or investigations of or concerning the Property (including without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys).

            5.1.2 To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property.

            5.1.3 To ascertain and confirm the suitability of the Property for Purchaser's intended use.

            5.1.4 To review all Materials (as defined in Section 5.5 below) and, at the offices of the Manager located at the Property, to review and copy (at Purchaser's expense) (a) Seller's books and records relating to the Property
(other than Seller's proprietary information), (b) all Leases, (c) account numbers for existing utilities pertaining to the Property, and (d) all plans and specifications pertaining to the Property in the possession of Seller.

      5.2 Should the results from any of the matters referred to in Section 5.1 above appear unsatisfactory to Purchaser for any reason or if Purchaser elects not to proceed with the transaction contemplated by this Purchase Contract, or for any other reason, or for no reason whatsoever, in Purchaser's sole and absolute discretion, then Purchaser shall have the right to terminate this Purchase Contract by giving written Notice to that effect to Seller and Escrow Agent on or before 5:00 p.m. Houston, Texas Time on the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Purchase Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's obligations under Section 5.3, and Escrow Agent shall promptly return the Deposit to Purchaser. If Purchaser fails to provide Seller with written Notice of termination prior to the expiration of the Feasibility Period in strict accordance with the Notice provisions of this Purchase Contract, this Purchase Contract shall remain in full force and effect and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in
ARTICLE 6, ARTICLE 13 or ARTICLE 15.

      5.3 Purchaser shall indemnify and hold Seller harmless for any actions taken by Purchaser and its Consultants on the Property. Purchaser shall indemnify, defend (with attorneys selected by Seller) and hold Seller harmless from any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigations and the like. Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests, investigations and the like that in Seller's reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. Purchaser shall exercise commercially reasonable efforts to minimize disruption to the Tenants in connection with Purchaser's or its Consultants' activities pursuant to this Section. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this ARTICLE 5 at Purchaser's sole cost and expense. Purchaser shall maintain commercial general liability insurance with broad form contractual and personal injury liability endorsements with respect to Purchaser's activities on the Property pursuant to this Section 5.3, with coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, by water or otherwise. The provisions of this Section shall survive the Closing or termination of this Purchase Contract for a period of one (1) year from the Execution Date.

      5.4 Purchaser shall not permit any mechanic's or materialmen's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property, shall deliver proof of insurance coverage required above to Seller and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its Consultants, agents and employees from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Purchase Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers.

      5.5 Seller shall deliver to Purchaser within ten (10) calendar days from the Effective Date copies of those items listed on Schedule 5.5 attached hereto (collectively, the "Materials"); provided, however, that with respect to the items listed as (p) of Schedule 5.5, Seller shall promptly provide to Purchaser any items described therein as become available to Seller during the Feasibility Period even though not available to Seller prior to the delivery date of the Materials as set forth in this Section 5.5. If the sale of the Property is not closed by the date fixed therefor, Purchaser shall, within five (5) calendar days, return all such Materials to Seller.

      5.6 Purchaser, at Purchaser's sole cost and expense, may cause to be prepared a Phase I environmental report for the Property.

                                    ARTICLE 6

                                      TITLE

      6.1 Seller shall, within ten (10) days of the Effective Date, cause to be delivered to Purchaser (a) a preliminary title report or commitment (the "Title Commitment") prepared by Stewart Title Guaranty Company (the "Title Insurer") to issue an Owner's Policy of Title Insurance (the "Title Policy") insuring title to the Property to be good and indefeasible in the amount of the Purchase Price, subject only to the Permitted Exceptions (described below), together with legible copies of all instruments identified therein as exceptions, and (b) a survey of the Land and Improvements (which may be the survey, not of a current date, in the possession of or available to Seller on the Effective Date) (the "Survey"); provided, however, agrees that it shall cause to be prepared and delivered to Purchaser, not later than thirty (30) days following the Effective Date, an update of the Survey, prepared as of a current date and in accordance with and complying with the minimum requirements of ALTA, in a form, and certified as of a date satisfactory to the Title Insurer to delete standard survey exceptions from the Title Policy, except for any Permitted Exceptions, and (i) showing all improvements, recorded easements (to the extent locatable), set back lines and such other matters shown as exceptions by the Title Commitments; (ii) showing the right of way for all adjacent public streets;
(iii) specifically disclosing whether (and, if so, what part of) any of the Property is in an area designated as requiring flood insurance under applicable federal laws regulating lenders; (iv) containing a perimeter legal description of the Property; (v) certified to Purchaser, Purchaser's lender, Seller and Title Insurer as being true and correct; and (vi) certifying the legal description set forth therein as describing the Property to be purchased by Purchaser pursuant to the terms of this Purchase Contract. On or before ten (10) days following Purchaser's receipt of the Title Commitment, the documents of record reflected therein, and the Survey, Purchaser shall give written notice (the "Objection Notice") to the attorneys for Seller of any conditions of title subject to which Purchaser is not obligated to take the Property pursuant to the provisions of this Purchase Contract (the "Objections") separately specifying and setting forth each such Objection. Seller shall have no obligation to cure any Objection, but may extend the Closing Date for up to an additional thirty
(30) days to cure any such matter. If Seller gives Purchaser notice (the "Response Notice") that Seller is unable or unwilling to cure any Objection set forth in the Objection Notice, or if Seller fails to or does not give Purchaser a Response Notice, Purchaser may, as its exclusive remedy, elect by written notice to Seller, within five (5) Business Days after the Objection Notice is given, either (a) to accept title as reflected in the Title Commitment (subject, however, to the provisions of Section 6.4 below) without any reduction or abatement of the Purchase Price, or (b) to terminate this Purchase Contract in which event the Deposit shall be returned to Purchaser. If Purchaser fails to give notice of its election to terminate this Agreement within such five (5) Business Day period, Purchaser shall be deemed to have waived such Objections and to have elected to proceed to close the transactions contemplated by this Purchase Contract. It is understood and agreed by Seller and Purchaser that, in the event that the update of the Survey delivered by Seller to Purchaser pursuant to this Section 6.1 discloses any new Objection(s), then the rights and procedures of this Section 6.1 applicable with respect to the existence of Objections shall be renewed and applicable to any such new Objection(s).

      6.2 All matters disclosed on the Title Commitment which are not objected to in the Objection Notice as timely delivered or which are waived or deemed waived by Purchaser pursuant to the provisions of Section 6.1 above, and any matter affecting title to the Property, even though not reflected in the Title Commitment if the Title Insurer will insure Purchaser's title clear of the matter or will insure against the enforcement of such matter, shall be deemed to be Permitted Exceptions, other than (a) the "Mortgage" (as hereinafter defined),
(b) unpaid liens for real estate and personal property taxes for years prior to the fiscal year in which the Closing Date occurs and (c) any other matter which Seller is obligated to pay and discharge at the Closing under this Purchase Contract, and the amount thereof chargeable to Seller, plus interest and penalties thereon, if any, shall be deducted from the Purchase Price on the Closing Date and paid to the Title Insurer for the payment of such matters. The Deed shall be subject to the Permitted Exceptions.



      6.3 Seller agrees that Purchaser shall be provided with, and that Seller shall be responsible for payment of the basic premium for the issuance of, the Title Policy to be issued to Purchaser by the Title Insurer at Closing, which shall be issued to Purchaser at Closing subject only to the Permitted Encumbrances and standard printed exceptions as contained in a standard form owner policy of title insurance, provided, however, that the rights of parties in possession exception shall be limited to those parties holding under written leases, and the exceptions pertaining to taxes shall be limited to the year in which the Closing occurs and subsequent taxes and assessments for prior years due to change in use or ownership. Purchaser agrees that it shall be solely responsible for payment of all costs, fees and premiums specifically related to all endorsements or amendments of the standard policy.

      6.4 Notwithstanding the foregoing, any deeds of trust and/or mortgages against the Property (whether one or more, the "Mortgage") shall not be deemed Permitted Exceptions, whether Purchaser gives written notice of such or not, and shall be paid off, satisfied, discharged and/or cured by Seller at or before Closing.

      6.5 Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to the Property between the Effective Date and the Closing Date, other than Leases and Property Contracts entered into in accordance with Section 8.1.11; any such monetary lien or encumbrance so attaching by voluntary act of Seller (hereinafter, a "Voluntary Intervening Lien") shall be discharged by the Seller at or prior to Closing on the Closing Date or any extended Closing Date. Except as expressly provided in this ARTICLE 6, Seller shall not be required to undertake efforts to remove any Objection or other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding, and Seller may elect not to discharge the same; provided, however, if any lien or encumbrance (other than a Voluntary Intervening Lien) attaches to the Property between the date of this Purchase Contract and the Closing Date, Seller shall be required to satisfy or discharge said lien or encumbrance at or prior to the Closing, provided that Seller shall not be required to expend more than $50,000 in connection with such satisfaction or discharge. If the amount required to satisfy or discharge such lien or encumbrance exceeds $50,000, Purchaser shall have the option of either (a) paying the excess amount over $50,000 required to satisfy or discharge such lien, and proceeding to the Closing, or (b) terminating this Purchase Contract, in which case, the Deposit shall be returned and refunded to Purchaser and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under Section 5.3 of this Purchase Contract. Seller shall have no option to terminate this Purchase Contract if Purchaser has elected to pay the amount in excess of $50,000 to satisfy or discharge such lien or encumbrance.

      6.6 To the extent the Survey delivered by Seller to Purchaser  pursuant to
Section 6.1 is not dated as of a current date, Seller shall be responsible for the reasonable cost of updating the Survey to a current date. Purchaser shall be responsible for the costs of any changes to the Survey required by Purchaser or it's Lender. In the event the perimeter legal description of the Property contained in the Survey differs from that contained in the deed or deeds by which Seller took title to the Property, the latter description shall be used in the Deed. Purchaser, at Purchaser's sole cost and expense, may also cause to be prepared an environmental report for the Property.

                                    ARTICLE 7

                                     CLOSING

      7.1   Date,  Place Of Closing,  Prorations,  Delinquent Rent and Closing
Costs.

            7.1.1 The Closing shall occur thirty (30) days following the expiration of the Feasibility Period, through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.

            7.1.2 The Closing Date may be extended without penalty at the option of Seller to the last Business Day of the month immediately following the Closing Date specified in Section 7.1.1 above to satisfy a condition to Closing to be satisfied by Seller, or such later date as is mutually acceptable to Seller and Purchaser. To exercise such extension, Seller shall give notice thereof to Purchaser on or before the third (3rd) day preceding the Closing Date.

            7.1.3 All normal and customarily proratable items, including, without limitation, rents and other income from the Property ("Rents"), operating expenses, fees payable to governmental authorities, real property taxes and personal property taxes, shall be prorated as of the Closing Date, Seller being charged or credited, as appropriate, for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied Security Deposits, if any, shall be transferred by Seller to Purchaser at the Closing or Seller shall be given a credit therefor against the Purchase Price, as Seller may elect. Purchaser shall assume at Closing the obligations under the Property Contracts assumed by Purchaser (to the extent such obligations arise on or after the Closing Date), provided that any payments under the Property Contracts have been prorated. Any real estate ad valorem or similar taxes for the Property payable in installments, or any installment of assessments payable in installments which installment is payable subsequent to the year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year. The provisions of this Section 7.1.3 shall apply during the Proration Period (as defined below). Rents and all related charges shall be prorated based on actual collections as of the Closing Date.

            7.1.4 If any of the items subject to proration  hereunder  cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (1) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

            7.1.5 If on the Closing Date any Tenant is in arrears in any Rent payment under any Tenant lease (the "Delinquent Rent"), any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (i) first, to the period of time after the Closing Date, and (ii) second, to the period of time before the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. Any monies received by Seller after Closing shall be forwarded to Purchaser for disbursement in accordance with the order of payment provided herein above. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant (provided, that Seller shall not commence any legal actions or proceedings against any Tenant which continues as a Tenant at the Property after Closing without the prior consent of Purchaser, which will not be unreasonably withheld or delayed), and the delivery of the Assignment as defined in Section 7.2.1.3 shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller at no cost or liability to Purchaser in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, within seven (7) days after a written request, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller; provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property. The provisions of this Section 7.1.5 shall apply during the Proration Period.

            7.1.6 Seller shall pay the cost of all transfer taxes (e.g., excise stamp taxes) and Purchaser shall pay the cost of all recording costs with respect to the Closing. Seller and Purchaser shall share equally in the costs of the Escrow Agent for escrow fees but not any other fees and charges of the Title Insurer.

      7.2   Items To Be Delivered Prior To Or At Closing.

            7.2.1 Seller. At Closing, Seller shall deliver to Escrow Agent (for delivery to Purchaser upon the consummation of the Closing), each of the following items, as applicable:

                  7.2.1.1 Special Warranty Deed in the form attached as Exhibit E (the "Deed"). The acceptance of such deed at Closing, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing.



                  7.2.1.2 A Bill of Sale without recourse or warranty in the form attached as Exhibit F, covering all Property Contracts, Leases, Security Deposits, Permits (other than Excluded Permits) and Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to such Property. Purchaser shall countersign the same so as to effect an assumption by Purchaser of, among other things, Seller's obligations thereunder to the extent such obligations arise on or after the Closing Date.

                  7.2.1.3 An Assignment (to the extent assignable and in force and effect) without recourse or warranty in the form attached as Exhibit G of all of Seller's right, title and interest in and to the Miscellaneous Property Assets, subject to any required consents. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder, to the extent such obligations arise on or after the Closing Date.

                  7.2.1.4  A closing statement executed by Seller.

                  7.2.1.5 A title affidavit or, at Seller's option, an indemnity, as applicable, in the customary form reasonably acceptable to Seller and Title Insurer to enable Title Insurer to delete the standard exceptions to the title insurance policy to be issued pursuant to the Title Commitment (the "Title Policy") (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing); provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Purchase Contract.

                  7.2.1.6  A  certification  of  Seller's   non-foreign   status
pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.

                  7.2.1.7 Except for the items expressly listed above to be delivered at Closing, delivery of any other required items shall be deemed made by Seller to Purchaser, if Seller leaves such documents at the Property in their customary place of storage or in the custody of Purchaser's representatives.

                  7.2.1.8 Evidence that the Management Agreement has been terminated.

                  7.2.1.9 A rent roll for the Property, updated to the Closing Date and certified by Seller or Manager but limited to Seller's or Manager's knowledge, listing the monthly base rent payable, lease expiration date and unapplied Security Deposits for each Lease.

                  7.2.1.10 Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Seller's authority to consummate this transaction.

                  7.2.1.11 To the extent in Seller's possession or control, originals or copies of the Leases, Property Contracts, Permits (other than Excluded Permits), lease files, warranties, guaranties, operating manuals, keys to the Property and Seller's books and records (other than proprietary information) regarding the Property.

                  7.2.1.12 An Alta Extended Coverage Owner's Policy of Title Insurance issued by the Title Insurer in accordance with the provisions of
Section 6.3.

            7.2.2 Purchaser. At Closing, Purchaser shall deliver to the Title Company (for disbursement or delivery to Seller upon Closing) the following items with respect to the Property being conveyed at such Closing:

                  7.2.2.1 The full Purchase Price as required by ARTICLE 3 hereof plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property(s) to satisfy the same, provided that Seller shall have delivered to Title Company, on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or, as to any mortgages or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

                  7.2.2.2 A closing statement executed by Purchaser.

                  7.2.2.3 A countersigned counterpart of the Bill of Sale in the form attached as Exhibit F.

                  7.2.2.4 A countersigned counterpart of the Assignment in the form attached as Exhibit G.

                  7.2.2.5 Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.

            7.2.3 Notice to Tenants. At Closing, Seller and Purchaser shall deliver to the Escrow Agent a letter, dated as of the date of Closing and addressed to all Tenants, informing such Tenants of the transfer of the Property and the assignment of the Leases to Purchaser, together with an instruction to pay all amounts due or to become due under the Leases to Purchaser, including an acknowledgment by Purchaser of receipt of all security deposits (specifying the exact dollar amount of the security deposit) and that Purchaser is responsible for the Tenant's security deposit, and in compliance with Section 562A.12(5) and
(6) of the Uniform Residential Landlord Tenant Act as adopted and presently in effect in the State of Iowa as Iowa Code ss. 562A.12. The notice letter shall be in the form of Exhibit H attached hereto, and shall be delivered to Seller by the Escrow Agent, in blank, upon the Closing. Seller agrees that, promptly following the closing, it will distribute a copy of such notice letter to each tenant of the Property, with the amount of the security deposit for such tenant as referenced therein completed by Seller.

                                    ARTICLE 8

      REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER

      8.1   Representations, Warranties and Covenants Of Seller.

            8.1.1 For the purpose of inducing Purchaser to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date:

                  8.1.1.1 Seller is lawfully and duly organized, and, if applicable, in good standing under the laws of the state of its formation set forth in the initial paragraph of this Purchase Contract; and has or at the Closing shall have the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Purchase Contract, and the consummation of the transactions contemplated by this Purchase Contract (provided, however, that if this representation is or becomes untrue, Purchaser's remedies shall be limited to the right to terminate this Purchase Contract and receive a return of the Deposit, and Seller shall have no other liability as a result thereof, either before or after the Closing). The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Seller is a party or by which Seller is otherwise bound. Seller has not made any other contract for the sale of, or given any other person the right to purchase, all or any part of any of the Property.

                  8.1.1.2 Seller owns indefeasible fee title to the Property, including all real property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions (provided, however, that if this representation is or becomes untrue, Purchaser's remedies shall be limited to the right to terminate this Purchase Contract as provided in Section 6.1 and receive a return of the Deposit, and Seller shall have no other liability as a result thereof other than such liability as may exist after Closing under the covenant of title contained in the Deed).

                  8.1.1.3 There are no adverse or other parties in possession of the Property, except for occupants, guests and tenants under the Leases (provided, however, that if this representation is or becomes untrue, Purchaser's remedies shall be limited to the right to terminate this Purchase Contract as provided in Section 6.1 and receive a return of the Deposit, and Seller shall have no other liability as a result thereof, either before or after Closing).

                  8.1.1.4 The joinder of no person or entity other than Seller is necessary to convey the Property, fully and completely, to Purchaser at Closing, or to fulfill Seller's obligations under this Purchase Contract, and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder.

                  8.1.1.5 Purchaser has no duty to collect withholding taxes for Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended.

                  8.1.1.6 There are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or, to Seller's knowledge, threatened against the Property, as applicable.

                  8.1.1.7 Seller has no knowledge of any claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing any of the Property, as applicable, caused by Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against any of the Property, as applicable.

                  8.1.1.8 Seller has not received any written notice of any proposed taking, condemnation or special assessment with respect to the Property.

                  8.1.1.9 Seller has not received any written notice of any uncured violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting the Property.

                  8.1.1.10 To Seller's knowledge, Seller has not received any written notice of any default by Seller under any of the Property Contracts that will not be terminated on the Closing Date.

                  8.1.1.11 Until the Closing Date, Seller agrees to (a) maintain its existing insurance policies covering the Property in full force and effect through the Closing Date, (b) continue to maintain the Property in substantially the same manner as Seller has been operating the Property in the twelve (12) months immediately prior to the Effective Date, such operation to include the continuation of Seller's customary maintenance and repair, whether such repairs are normally handled by on-site employees or contracted out by third parties, but Seller shall not be obligated to undertake any capital repairs or improvements, (c) cause any of the units on the Property that are vacant as of three days prior to the Closing Date to be in "make ready" condition on the Closing Date; and (d) not enter into any (i) new Lease except in the ordinary course of business for terms of not less than six (6) months nor more than twelve (12) months and for a monthly rental and other terms and conditions as are similar to those currently offered to tenants under existing Leases for units of similar size and type, and (ii) Property Contract which is not terminable on less than thirty (30) days prior written notice.

                  8.1.1.12 To Seller's knowledge, all Materials that are delivered by Seller to Purchaser are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact.

            8.1.2 Except for the representations and warranties expressly set forth above in Subsection 8.1.1 and the warranties of title contained in the Deed, the Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is not relying upon any information provided by Seller or Broker or statements, representations or warranties, express or implied, made by or enforceable directly against Seller or Broker, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the Deed and the representations set forth in this ARTICLE 8). If Seller provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, including, without limitation, the offering prepared by Broker, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against Seller, Seller's partners or affiliates or any of their respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors-in-interest. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants. Except as otherwise set forth herein, Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Purchase Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Purchase Contract. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters.

            8.1.3  Notwithstanding  any  contrary  provision  of  this  Purchase
Contract, Seller agrees that Purchaser shall be entitled to rely on the foregoing representations and warranties made by Seller herein and that Purchaser has so relied. Seller and Purchaser agree that those representations and warranties contained in Section 8.1 shall survive Closing for a period of one (1) year (the "Survival Period"). Seller shall have no liability after the Survival Period with respect to the representations and warranties contained herein except to the extent that Purchaser has filed a lawsuit against Seller during the Survival Period for breach of any representation or warranty. In the event that Seller breaches any representation contained in Section 8.1 and Purchaser had knowledge of such breach prior to the Closing Date, Purchaser shall be deemed to have waived any right of recovery, and Seller shall not have any liability in connection therewith.

            8.1.4 Representations and warranties above made to the knowledge of Seller shall not be deemed to imply any duty of inquiry. For purposes of this Purchase Contract, the term Seller's "knowledge" shall mean and refer to only actual knowledge of the Designated Representative (as hereinafter defined) of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the term Designated Representative shall refer to Kim Tannery, of Manager.

      8.2   Representations And Warranties Of Purchaser

            8.2.1 For the purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

                  8.2.1.1   Purchaser  is  a  limited   liability  company  duly
organized, validly existing and in good standing under the laws of the State of Iowa.

                  8.2.1.2 Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's officers or members are required to so empower or authorize Purchaser.

                  8.2.1.3 No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.

                  8.2.1.4  Purchaser  is  (or  at  the  Closing  will  be)  duly authorized  to execute  and  deliver,  acting  through  its duly  empowered  and authorized officers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not (i) violate any of the provisions of its organizational documents, (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and (iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority.

                  8.2.1.5 The joinder of no person or entity other than Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract.

            8.2.2 Other than "Broker" (as hereinafter defined), Purchaser has not dealt with any broker, finder or any other person, in connection with the purchase of or the negotiation of the purchase of the Property that might give rise to any claim for commission against Seller or lien or claim against the Property.

                                    ARTICLE 9

                         CONDITIONS PRECEDENT TO CLOSING

         9.1 Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

            9.1.1 All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser;

            9.1.2 Each of the representations, warranties and covenants of Seller contained herein shall be true in all material respects as of the Closing Date (and Purchaser shall be permitted to perform an inspection of the Property immediately prior to the Closing Date to verify same);

            9.1.3 Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;

            9.1.4 Neither Seller nor Seller's general partner shall be a debtor in any bankruptcy proceeding or shall have been in the last six (6) months a debtor in any bankruptcy proceeding;

            9.1.5 A taking of all or any part of the Property must not have been commenced or threatened in writing;

            9.1.6 The actual occupancy level of the Property shall not have decreased by more than fifteen percent (15%) from the actual occupancy level on the Effective Date;

            9.1.7 Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth above. If any of the above conditions is not satisfied, then notwithstanding anything to the contrary contained in this Purchase Contract, Purchaser may, at its option (a) extend the Closing Date to permit satisfaction of such condition,
(b) waive such condition and proceed to Closing and accept title to the Property with an agreed-upon offset or deduction from the Purchase Price (assuming Seller and Purchaser can agree upon such offset or deduction amount, and neither party has any obligation to come to an agreement), (c) waive such condition and proceed to Closing and accept title to the Property without any offset or deduction from the Purchase Price, or (d) notify Seller of Purchaser's election to terminate this Purchase Contract and receive a return of the Deposit from the Escrow Agent in accordance with the provisions of ARTICLE 12 hereof provided, however, that in the case of the failure of the representations and warranties contained in Sections 8.1.1.2 and/or 8.1.1.4 (as provided therein) to be true and correct on the Closing Date, or the failure to satisfy the conditions in Sections 9.1.5 and/or 9.1.6, Purchaser shall have no rights or remedies under the provisions of ARTICLE 12 other than to receive a return of the Deposit as its sole and exclusive remedy.

      9.2 Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation with respect to the conveyance of the Property under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

            9.2.1 Purchaser's representations and warranties set forth in this Purchase Contract shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date and as of the Effective Date as though such representations and warranties were made at and as of such date and time.

            9.2.2 Purchaser shall have fully performed and complied with all covenants, conditions, and other obligations in this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price.

            9.2.3 There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser.

            9.2.4 Seller shall have received all consents and approvals to the consummation of the transactions contemplated hereby (a) of Seller's partner (to the extent required by the organizational documents of Seller, or (b) that are required by law.

            9.2.5. Notwithstanding anything to the contrary, there are no other conditions on Seller's obligation to Close except as expressly set forth above. If any of the above conditions is not satisfied on the Closing Date, then notwithstanding anything to the contrary contained in this Purchase Contract, Seller may, at its option (a) extend the Closing Date to permit satisfaction of such condition, (b) waive such condition and proceed to Closing, or (c) notify Purchaser of Seller's election to terminate this Purchase Contract and receive the Deposit from the Escrow Agent (which Seller shall retain as liquidated damages, as its sole and exclusive remedy hereunder, in accordance with the provisions of ARTICLE 12 hereof, provided, however, that in the case of any failure to satisfy the conditions contained in Sections 9.2.3 or and/or 9.2.4 above and all of the other conditions of Seller's obligation to close have been satisfied, Seller shall not be entitled to receipt of the Deposit but the Deposit shall be returned to Purchaser by the Escrow Agent.

                                   ARTICLE 10

                                    BROKERAGE

      10.1 Seller represents and warrants to Purchaser that it has dealt only with CB Richard Ellis ("Broker") in connection with this Purchase Contract. Seller and Purchaser each represents and warrants to the other that other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts or omissions of the indemnifying party.

      10.2 Seller agrees to pay Broker a commission according to the terms of a separate agreement. Broker shall not be deemed a party or third party beneficiary of this Purchase Contract.

      10.3 Broker assumes no responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.

                                   ARTICLE 11

                                   POSSESSION

      11.1 Possession of the Property subject to the Permitted Exceptions shall be delivered to Purchaser at the Closing.

                                   ARTICLE 12

                              DEFAULTS AND REMEDIES

      12.1 In the event Purchaser is obligated, but fails or refuses to close the transaction contemplated by this Purchase Contract, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore, Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under Section 5.3, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser so terminates this Purchase Contract or defaults hereunder on or prior to the Closing Date is and shall be, as Seller's sole and exclusive remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit. The payment of the Deposit as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under Section 5.3 above, irrespective of the time when the inquiry about such damages may take place. Upon any such failure by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under Section 5.3 above, and the right of Seller to collect the Deposit as liquidated damages.

      12.2 If the Closing does not occur as a result of Seller's default hereunder (which shall not include Seller's inability to convey title or to satisfy Section 9.2.3 or Section 9.2.4), Purchaser's sole remedy shall be to elect to either (a) terminate this Purchase Contract and receive reimbursement of the Deposit or (b) enforce specific performance of this Purchase Contract, provided, however, that in the case of the breach of the representations and warranties contained in Sections 8.1.1 and/or 8.1.2 to be true and correct on the Closing Date, or in the case of the failure of Seller to satisfy the conditions in Sections 9.1.5 and/or 9.1.6, Purchaser shall have no rights or remedies under the provisions of this Section 12.2 other than to receive a return of the Deposit as its sole and exclusive remedy. In the event Purchaser is unable to enforce the remedy of specific performance after using commercially reasonable efforts to seek to enforce such remedy, then in lieu of obtaining specific performance, Purchaser shall have the right to bring suit for damages against Seller in an amount not to exceed $100,000.00 in addition to receiving reimbursement of the Deposit.

                                   ARTICLE 13

                            RISK OF LOSS OR CASUALTY

      13.1 In the event that the Property is damaged or destroyed by fire or other casualty after the Effective Date but prior to Closing, and the cost of repair is more than $150,000, then Seller will have no obligation to repair such damage or destruction and, at Purchaser's option, this Agreement shall terminate and the Deposit shall be returned to Purchaser. In the event Purchaser elects not to terminate this Agreement, this transaction shall be closed in accordance with the terms of this Agreement, notwithstanding any such damage or destruction, and Purchaser shall receive, at Closing all insurance proceeds pertaining thereto (plus a credit against the Purchase Price in the amount of any deductible payable by Seller in connection therewith), but only to the extent the damage or destruction has not been repaired by Seller out of the insurance proceeds.

      13.2 In the event that the Property is damaged or destroyed by fire or other casualty after the Effective Date but prior to the Closing, and the cost of repair is less than $150,000, this transaction shall be closed in accordance with the terms of this Agreement, notwithstanding the damage or destruction; provided, however, Seller shall make such repairs if they can be reasonably effected before the Closing. If Seller is unable to effect or complete such repairs, then Purchaser shall receive at Closing the amount of the insurance proceeds pertaining thereto which have not been expended by Seller on repairs (or repairs in process but incomplete) to the date of Closing (plus a credit against the Purchase Price in the amount of any deductible payable by Seller in connection therewith).

                                   ARTICLE 14

                           LEAD-BASED PAINT DISCLOSURE

            14.1 Disclosure. Seller and Purchaser hereby acknowledge delivery of the Lead Based Paint Disclosure attached as Exhibit I hereto. The provisions of this Section 14.1 shall survive the Closing and delivery of the Deed to Purchaser.

            14.2 Consent Agreement. Using reasonable and customary efforts, Seller shall (a) perform any testing (the "Testing") required at the Property with respect to lead-based paint in accordance with the requirements of the Consent Contract (the "Consent Contract") by and among the United States Environmental Protection Agency, the United States Department of Housing and Urban Development, and Apartment Investment and Management Company ("AIMCO"), and (b) if required under the Consent Contract, as determined by Seller and its counsel in their sole and absolute discretion, remediate or abate (the "Remediation") any lead-based paint condition at the Property prior to the Closing using reasonable and customary efforts. In the event that Seller does not complete such Testing or Remediation, if any is required under the Consent Contract, prior to the Closing, Seller shall initiate, continue or complete such Testing or Remediation, if any is required under the Consent Contract, promptly after Closing. Purchaser shall provide Seller with full and unimpeded access to the Property, including, without limitation, access to all units located thereon, for the purposes of completing such Testing or Remediation, if any is required under the Consent Contract, and Purchaser shall fully cooperate with Seller regarding and allow Seller to perform such Testing or Remediation, if any is required under the Consent Contract, as determined by Seller and its counsel in their sole and absolute discretion, including, without limitation, allowing any alterations to the Property, to comply with the Consent Contract, until such time as such Testing or Remediation, if any is required under the Consent Contract, has been completed. Seller shall provide 48 hours' notice to Purchaser in the event that access to a unit is required to perform such Testing or Remediation, if any is required under the Consent Contract; provided, however, Seller's obligations hereunder after Closing shall be contingent on Purchaser's compliance herewith, and Seller shall be relieved of all liability and obligations regarding such Testing or Remediation or otherwise under the Consent Contract, if any is required under the Consent Contract, as a result of any failure by Purchaser to comply with this Section 14.2. Purchaser acknowledges and agrees that (1) after Closing, the Purchaser and the Property shall be subject to the Consent Contract and the provisions contained herein related thereto; (2) after Closing, Purchaser agrees to undertake the obligations required by the Consent Agreement; (3) that Seller will need necessary access to the Property to comply with the requirements of the Consent Contract; (4) that Purchaser will provide such access to the Property after Closing so that Seller can comply with the requirements of the Consent Contract; and (5) that Purchaser shall not be deemed to be a third party beneficiary to the Consent Contract. By execution hereof, Purchaser further acknowledges receipt of notice in writing of the existence of the Consent Contract and receipt of a copy thereof. The provisions of this Section 14.2 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deed to Purchaser. Seller agrees that, in the event Purchaser complies with this Section 14.2, Seller shall hold harmless and indemnify Purchaser from any liability arising out of any failure by Seller to comply with the Consent Agreement.

                                   ARTICLE 15

                                 EMINENT DOMAIN

      15.1 In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or is about to be acquired, by authority of any governmental agency in purchase in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving written Notice within fifteen (15) days of Purchaser's receipt from Seller of notice of the occurrence of such event and recover the Deposit hereunder, or to settle in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit of any condemnation award. If Purchaser elects to proceed with the Closing, Seller shall assign to Purchaser at Closing all of Seller's rights in any condemnation proceeds with respect thereto, and all proceeds realized from or in relation to the condemnation shall belong to Purchaser.

                                   ARTICLE 16

                                  MISCELLANEOUS

      16.1  Exhibits And Schedules

      All Exhibits and Schedules, whether or not annexed hereto, are a part of this Purchase Contract for all purposes.

      16.2  Assignability

      Subject to Section 16.18, this Purchase Contract is not assignable without first obtaining the prior written approval of the non-assigning party, except that Purchaser may assign all or an undivided interest in this Purchase Contract to one or more entities so long as (i) Purchaser or its affiliate remains a part of the purchasing entity(ies), and (ii) Purchaser is not released from its liability hereunder.

      16.3  Binding Effect

      This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.

      16.4  Captions

      The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

      16.5  Number and Gender of Words

      Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

      16.6  Notices

      All Notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or a nationally recognized overnight carrier for next business day delivery, on the first (1st) Business Day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) Business Day following the date of mailing, or (iv) if sent by telecopier, then on the actual date of delivery (as evidenced by a telecopier confirmation) provided that a copy of the telecopy and confirmation is also sent by U.S. mail, addressed as follows:

            If to Seller:                     If to Purchaser:

            Shelter Properties VI Limited     BH Equities, L.L.C.
            Partnership                       400 Locust Street
            2000 South Colorado Boulevard     Suite 690
            Tower Two, Suite 2-1000           Des Moines, Iowa 50309
            Denver, Colorado 80222            Attn:  Harry Bookey
            Attn:  Mr. Harry Alcock           Telephone No. (515) 244-2622
            Telephone No. (303) 691-4344      Facsimile No. (515) 244-2742
            Facsimile No. (303) 300-3282

                        and                         With a copy to

            c/o AIMCO                         Brick, Gentry, Bowers, Swartz,
            2000 South Colorado Boulevard     Stoltze, Schuling & Levis, P.C.
            Tower Two, Suite 2-1000           550 39th Street
            Denver, Colorado 80222            Suite 200
            Attn:  Patrick Slavin             Des Moines, Iowa 50312
            Telephone No. (303) 691-4340      Attn:  Amy S. Beattie, Esq.
            Facsimile No. (303) 300-3252      Telephone No. (515) 274-1450
                                              Facsimile No. (515) 274-1488
            and

            c/o AIMCO
            18350 Mt. Langley Avenue
            Suite 220
            Fountain Valley, California 92708
            Attn:  Mr. Peter Kompaniez
            Telephone No. (714) 593-1723
            Facsimile No. (714) 593-1703


                  With a copy to

            Jackson Walker L.L.P.
            112 E. Pecan
            Suite 2100
            San Antonio, Texas 78205
            Attn:  Eileen E. Sommer, Esq.
            Telephone No. (210) 978-7784
            Facsimile No. (210) 978-7790

      Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

      16.7  Governing Law And Venue

      The laws of the State in which the Land is located shall govern the validity, construction, enforcement, and interpretation of this Purchase
Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in a court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

      16.8  Entirety And Amendments

      This Purchase Contract embodies the entire Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

      16.9  Severability

      If any provision of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.

      16.10 Multiple Counterparts

      This  Purchase   Contract  may  be  executed  in  a  number  of  identical
counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterpart.

      16.11 Further Acts

      In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.

      16.12 Construction

      No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

      16.13 Confidentiality

      Purchaser shall not disclose the terms and conditions contained in this Purchase Contract, shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Purchase Contract (i) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or (iii) to Purchaser's or Seller's lenders, attorneys and accountants. Any information provided by Seller to Purchaser under the terms of this Purchase Contract is for informational purposes only. In providing such information to Purchaser, Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded. Purchaser shall not in any way be entitled to rely upon the accuracy of such information. Such information is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion.

      16.14 Time Of The Essence

      It is expressly agreed by the parties hereto that time is of the essence with respect to this Purchase Contract.

      16.15 Cumulative Remedies And Waiver

      No remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies herein conferred or referred except as expressly stated otherwise, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing.

      16.16 Litigation Expenses

      In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the non-prevailing party its reasonable attorneys' fees and expenses incidental to such litigation.

      16.17 Time Periods

      Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

      16.18 Exchange

      At Seller's sole cost and expense, Seller may structure and consummate the sale of the Property to Purchaser as part of a like-kind exchange (an "Exchange") intended to qualify under ss. 1031 of the Internal Revenue Code of 1986, as amended, provided that: (a) the Closing shall not be delayed or affected by reason of an Exchange; (b) Seller shall effect an Exchange through an assignment of this Agreement, and its rights under this Agreement, to a qualified intermediary; and (c) Purchaser shall not be required to take an assignment of the agreement relating to the exchange property or be required to acquire or hold title to any real property for purposes of consummating an Exchange. Purchaser shall cooperate fully and promptly with Seller's conduct of the Exchange, provided that all costs and expenses generated in connection with the Exchange shall be borne solely by Seller. If Seller uses a qualified intermediary to effectuate the Exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser. Seller shall indemnify and hold harmless Purchaser from and against any and all liability arising from and out of the Exchange.

      16.19 No Personal Liability of Officers, Trustees or Directors of Seller's Partners

      Purchaser acknowledges that this Agreement is entered into by Seller which is a South Carolina limited partnership, and Purchaser agrees that no individual officer, trustee, director or representative of the partners of Seller shall have any personal liability under this Agreement or any document executed in connection with the transactions contemplated by this Agreement.

      16.20 No  Personal  Liability  of  Officers,  Trustees or  Directors  of
Purchaser

      Seller acknowledges that this Agreement is entered into by Purchaser which is an Iowa limited liability company and Seller agrees that no individual officer, trustee, director or representative of Purchaser shall have any personal liability under this Agreement or any document executed in connection with this Agreement.

      16.21 No Exclusive Negotiations

      Seller shall have the right, at all times, to solicit backup offers and enter into discussions, negotiations, or any other communications concerning or related to the sale of the Property with any third-party; provided, however, that such communications are subject to the terms of this Agreement, and that Seller shall not enter into any contract or binding agreement with a third-party for the sale of the Property until the expiration of the Feasibility Period, in the event that the Purchaser does not terminate this Purchase Contract during the Feasibility Period, and only if such agreement is contingent on the termination of this Agreement without the Property having been conveyed to Purchaser.

      16.22 Non-Solicitation of Employees

      Purchaser acknowledges and agrees that, without the express written consent of Seller, neither Purchaser nor any of Purchaser's employees, affiliates or agents shall solicit any of Seller's employees or any employees located at the Property for potential employment.

      Executed as of the date first set forth above.

                                     Seller:

                                    SHELTER PROPERTIES VI LIMITED PARTNERSHIP, a South Carolina limited partnership

                                    By:   SHELTER REALTY VI CORPORATION,
                                          a South Carolina corporation

                                    By:   /s/Patrick Slavin
                                          Patrick Slavin
                                          Senior Vice President

                                   Purchaser:

                                    BH EQUITIES, L.L.C.,
                                    an Iowa limited liability company


                                    By:/s/Brian Martin
                                       Brian Martin
                                       Vice President

                                                               EXHIBIT 10(iv)(d)


                                 FIRST AMENDMENT
                          TO PURCHASE AND SALE CONTRACT

      THIS FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Amendment") is entered into effective as of the 7th day of November, 2002, by and between SHELTER PROPERTIES VI LIMITED PARTNERSHIP, a South Carolina limited partnership ("Seller"), and BH EQUITIES, L.L.C., an Iowa limited liability company ("Purchaser").

                                    RECITALS:

      A. Purchaser and Seller have entered into that certain Purchase and Sale Contract (as amended, the "Purchase Contract") dated as of October 8, 2002, covering certain parcels of real property located in Polk County, Iowa, as more particularly described in the Purchase Contract.

      B. Purchaser and Seller desire to amend the Purchase Contract in certain respects, as set forth below.

      C. All capitalized terms used but not defined in this Amendment shall have the meaning ascribed to them in the Purchase Contract.

                                   AGREEMENTS:

      FOR TEN DOLLARS AND OTHER GOOD AND VALUABLE CONSIDERATION THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, Purchaser and Seller hereby agree as follows:

      1. Feasibility Period. Section 5.1 of the Purchase Contract is hereby amended such that the last day Feasibility Period shall be extended from November 7, 2002 to November 15, 2002.

      2. Closing Date. Section 7.1 of the Purchase Contract is hereby amended such that the Closing Date shall be December 13, 2002.

      3. Conforming Amendments. Any and all terms and provisions of the Purchase Contract are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments set forth in the preceding paragraphs hereof.

      4. Full Force and Effect. Except as expressly modified and amended hereby, all other terms and conditions of the Contract shall continue in full force and effect.

      5. Facsimile and Counterparts. This Amendment may be executed (a) by facsimile transmission, the same of which will be treated as an original, and
(b) in one or more counterparts, each of which shall be deemed an original and all of which combined shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.
                                     Seller:

                                    SHELTER PROPERTIES VI LIMITED PARTNERSHIP, a South Carolina limited partnership

                                    By:   SHELTER REALTY VI CORPORATION,
                                          a South Carolina corporation

                                    By:   /s/Patrick Slavin
                                          Patrick Slavin
                                          Senior Vice President

                                   Purchaser:

                                    BH EQUITIES, L.L.C.,
                                    an Iowa limited liability company


                                    By: /s/Brian Martin
                                        Brian Martin
                                        Vice President

                                                               EXHIBIT 10(iv)(e)

                                SECOND AMENDMENT
                          TO PURCHASE AND SALE CONTRACT

      THIS SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Amendment") is entered into effective as of the 15th day of November, 2002, by and between SHELTER PROPERTIES VI LIMITED PARTNERSHIP, a South Carolina limited partnership ("Seller"), and BH EQUITIES, L.L.C., an Iowa limited liability company ("Purchaser").

                                    RECITALS:

      A. Purchaser and Seller have entered into that certain Purchase and Sale Contract (as amended, the "Purchase Contract") dated as of October 8, 2002, covering certain parcels of real property located in Polk County, Iowa, as more particularly described in the Purchase Contract.

      B. The Purchase Contract was amended by that certain First Amendment to Purchase Contract dated as of November 7, 2002, by and between Seller and Purchaser.

      C. Purchaser and Seller desire to amend the Purchase Contract in certain respects, as set forth below.

      D. All capitalized terms used but not defined in this Amendment shall have the meaning ascribed to them in the Purchase Contract.

                                   AGREEMENTS:

      FOR TEN DOLLARS AND OTHER GOOD AND VALUABLE CONSIDERATION THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, Purchaser and Seller hereby agree as follows:

      1. Closing Date. Section 7.1 of the Purchase Contract is hereby amended such that the Closing Date shall be December 20, 2002.

      2. Conforming Amendments. Any and all terms and provisions of the Purchase Contract are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments set forth in the preceding paragraphs hereof.

      3. Full Force and Effect. Except as expressly modified and amended hereby, all other terms and conditions of the Purchase Contract shall continue in full force and effect.

      4. Facsimile and Counterparts. This Amendment may be executed (a) by facsimile transmission, the same of which will be treated as an original and (b) in one or more counterparts, each of which shall be deemed an original and all of which combined shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.
                                     Seller:

                                    SHELTER PROPERTIES VI LIMITED PARTNERSHIP, a South Carolina limited partnership

                                    By:   SHELTER REALTY VI CORPORATION,
                                          a South Carolina corporation

                                    By:   /s/Patrick Slavin
                                          Patrick Slavin
                                          Senior Vice President

                                   Purchaser:

                                    BH EQUITIES, L.L.C.,
                                    an Iowa limited liability company


                                    By: /s/Brian Martin
                                        Brian Martin
                                        Vice President

                                                               EXHIBIT 10(iv)(f)

                         ASSIGNMENT OF CONTRACT OF SALE


      This Assignment of Contract of Sale is made and entered into as of the 25th day of November, 2002, by and between BH Equities, L.L.C., an Iowa limited liability company ("Assignor"), and Nottingham Square Apartments, L.P., an Iowa limited partnership ("Assignee"), as follows:

                                    RECITALS

      A. Shelter Properties VI Limited Partnership, a South Carolina limited partnership, Assignor and others entered into that certain Purchase and Sale Contract dated as of October 8, 2002, which was amended by certain Amendments to Purchase and Sale Contract between Seller and Assignor, dated as of November 7, 2002 and November 15, 2002 (as amended, the "Agreement")

      B. Assignor desires to assign to Assignee the right of Assignor to purchase the Nottingham Square apartment project in Polk County, Iowa (the "Property"), pursuant to the Agreement.

                                    AGREEMENT

      NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration and the covenants made herein, Assignor hereby conveys and assigns to Assignee all of Assignor's right, title and interest in and to the Property under the Agreement and the Earnest Money Deposit (as defined in the Agreement).

      Assignee hereby assumes and agrees to perform all of the obligations and liabilities of Assignor pertaining to the Property under the Agreement, including, without limitation, paying the Purchase Price (as defined in the Agreement).

      EXECUTED as of the date set forth above.

BH Equities, L.L.C.,                     Nottingham Square Apartments, L.P., an
an Iowa limited liability company        Iowa limited partnership

                                         By: BH N.S., L.L.C., an Iowa limited
By:     /s/Harry Bookey                   liability company, its General Partner
Name:   Harry Bookey                     By:    /s/Harry Bookey
Title:  Chief Executive Officer          Name:  Harry Bookey, Manager